SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D. C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  July 12, 2000



                           TransFinancial Holdings, Inc.
                   -----------------------------------------
                    (Exact name of registrant as specified
                               in its charter)



     Delaware                             0-12070               46-0278762
----------------------------          --------------       -------------------
(State or other jurisdiction         (Commission           (I. R. S. Employer
of incorporation                      File Number)          Identification No.)


8245 Nieman Road, Suite 100
Lenexa, KS                            66214
-----------------------------         -----
(Address of principal Executive     (Zip Code)
executive offices)


Registrant's telephone number, including area code:        913-859-0055
                                                     -------------------------



                                 Not Applicable
        --------------------------------------------------------------
        (Former name or former address, if changed since last report)



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Item 4.  Changes in Registrant's Certifying Accountant

      On July 12, 2000, PricewaterhouseCoopers LLP ("PwC") informed TransFinancial Holdings, Inc. (the "Company") that it had resigned as the independent accountant for the Company. PwC's reports on the financial statements of the Company for the last two years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. PwC's most recent report did contain a paragraph discussing going concern uncertainty. During the Company's two most recent fiscal years and the interim period prior to the resignation of PwC, there were not any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreement in connection with its report. None of the events described in Item 304(a)(1)(v)(A) - (D) of Regulation S-K has occurred within the Company's two most recent fiscal years and the interim period prior to the resignation of PwC.

      The Company has provided a copy of this disclosure to PwC and requested PwC to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter will be filed by amendment to this Form 8-K.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TRANSFINANCIAL HOLDINGS, INC.



Date:  July 17, 2000                        By: /s/ |Timothy P. O'Neil
                                                Timothy P. O'Neil
                                                President






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